Exhibit 99.2


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                                  NYMAGIC, INC.

                           Moderator: George Trumbull
                                  May 10, 2005
                                  9:00 a.m. EDT


Operator:         Good morning. I would like to welcome everyone to the NYMAGIC,
                  INC. 2005 first quarter earnings call.

                  All lines have been placed on mute to prevent any background noise. After the speaker's remarks there will be a question and answer period. If you would like to ask a question during this time, simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question, press star then the number 2 on your telephone keypad.

                  Any forward looking statements concerning the company's operations, economic performance and financial position contained herein, including statements related to the outlook for the company's performance in 2005 and beyond, are made under the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the company.

                  Some of these assumptions may not materialize, and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment yields, estimation of loss reserves and loss reserves development, net loss retention, the effect of competition, the ability to collect reinsurance receivables, the availability and cost of reinsurance, changes in the ratings assigned to the


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                  company by rating agencies, and other reinsurance
                  uncertainties as included in the company's filing with the Securities and Exchange Commission.

                  These risks could cause actual results of the 2005 year and beyond to differ materially from those expressed in any forward looking statements made. The company undertakes no obligation to update publicly or revise any forward looking statements made.

                  Thank you. George Trumbull, Chairman and Chief Executive Officer, you may begin.

George Trumbull:  Thank you, April. Good morning, everyone. With me here today are William "Skip" Shaw, our Vice Chairman, George Kallop the Chief Operating Officer, Tom Iacopelli the Chief Financial Officer, and Paul Hart our General Counsel.

                  As I've done in the past, I'll make a few introductory comments about the quarter and then we'll take your questions.

                  Overall we're pleased with the quarter. It represents a good start for 2005.

                  Earnings for the quarter were 37 cents per share, which reflect good premium growth and an improved loss ratio, higher retention and solid investment income, offset by higher expenses as a result of Sarbanes-Oxley costs, some increase in personnel costs from new hires, and some one-time expenses in the quarter. We fully expect to see the expense ratio trend down in succeeding quarters.

                  Gross written premiums were up 29% for the quarter, an excellent result reflecting solid ocean marine results and continued good growth in our other liability lines. Total ocean marine was up only 5% for the quarter. This


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                  growth number, however, masks a very positive result in this line with good growth in liability in rigs and the cargo area, offset by a reduction in hull and other marine lines, where we felt the rates were inadequate.

                  Net premiums earned were up 43%, because of the good written numbers over the past two years and increased retention. These were very positive results, which will continue to flow though into earnings.

                  The loss ratio for the quarter was excellent at 57.7%, versus 64% last year, primarily reflecting an improved ocean marine loss ratio. There were no catastrophes and no significant large claims in the quarter.

                  Investment income increased by 37% for the quarter for three reasons: a larger investment portfolio, strong hedge fund returns, and higher yields on our short term investments.

                  Our portfolio is still very short in duration, and will benefit when interest rates rise. We have continued to sacrifice some investment income by remaining short, but continue to believe that that is the correct portfolio strategy for us.

                  A little over 30% of the Company's investment assets are in hedge funds, which is consistent with the target and the range we have established and is comparable to prior quarters.

                  Total cash and investments decreased by about $5 million from year end 2004. Good cash flow from operations was offset by $27 million spent on share repurchases. We would expect positive cash flow from operations for the rest of the year.


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                  Book value per share increased to $26.35, a fairly significant increase that reflects reduced shareholder equity from the share repurchase, good earnings, and the lack of any book value losses in our investment portfolio.

                  In summary, it was a positive quarter. The fundamentals are sound: good premium growth and excellent loss ratio, increased investment and strong hedge fund returns. And, we are building good momentum for the remainder of the year.

                  With that, we'd be happy to answer or address any of your questions.

Operator:         Thank you. At this time I would like to remind everyone, if you would like to ask a question press star then the number 1 on your telephone keypad.

                  We'll pause for just a moment to compile the Q&A roster.

                  Your first question comes from the line of Jason Busell of KBW.

George Trumbull:  Good morning, Jason.

Jason Busell:     Hello, nice quarter.

George Trumbull:  Thank you.

Jason Busell:     I have a few questions for you on the investment portfolio.
                  Skip, maybe you could detail what worked for you on the hedge fund side this quarter. I know for the most part hedge funds were fairly weak. It looked like your portfolio had some better performance. What worked for you this quarter?


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William Shaw:     The fixed income strategies. Specifically, some mortgage
                  strategies and the capital structure arbitrage strategy.

Jason Busell:     Were there changes in your portfolio allocations during the quarter?

William Shaw:     Nothing meaningful. Although I think in the past we've
                  discussed that in the fourth quarter of 2004 we had two funds that substantially underperformed. One was a trend following fund, and the other was a volatility fund. Both of those funds have been redeemed in their entireties.

                  Other than that, there weren't any meaningful changes.

Jason Busell:     Okay. Do you have a sense of how April went for the portfolio?

William Shaw:     Not as well. We were down some. I don't have final numbers, but we were down a little bit in the hedge fund basket in April. That was essentially the result of underperforming long/short equity strategies.

Jason Busell:     Okay. Just a last question on the investments. How far along is your CDO pool? Is that part of your warehousing investments? And, at what point is that pool expected to be completed?

William Shaw:     I'm not sure exactly what you're asking, Jason.

Jason Busell:     My apologies. The CDOs in your trading portfolio, are they related to Tiptree?

William Shaw:     Yes, they're warehousing for Tiptree. These securities, as we've discussed in the past, will eventually go into a CDO structure that Tiptree is putting together for resale to end users.


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Jason Busell:     How far along is that structure to the point of resale? Is it expected to be done in the next couple of months?

William Shaw:     Yes, but it's an ongoing process. As you may recall, we've completed two structures, we're working on a third, and we have two more at various stages of completion in the pipeline.

                  So there's some degree of turnover in our CDO portfolio on the books of NYMAGIC. As structures get near completion the CDOs are put into the structure and then a new one begins and we start the process of accumulation all over again.

Jason Busell:     Okay. So we're not likely to see it all be sold at some point.
                  It sounds like what you're saying are there are a few of them that are in there, and that they're going to be running off at certain points during the year?

William Shaw:     Yes. If you'll recall our statements at the end of 2004, we had virtually no CDOs on the books. That's because at the end of 2004 we had just completed our second structure. In 2005 we've been accumulating collateral to fulfill the third structure we're involved with, but there are two more in the pipeline.

                  So it's an ongoing process. And you'll see the CDO portfolio on our books go up and down as we move towards completion of the CDO structure.

Jason Busell:     Okay. Thanks, Skip. George, I have a question for you on
                  opportunities that you're seeing for renewal rights or acquisitions. In the past I know that you've been open to it.
                  You've got the capital. What kind of opportunities are you seeing in that arena?


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George Trumbull:  Well, we look at everything anybody brings to us, Jason. We haven't seen anything that was very attractive to us yet. But we continue to be optimistic.

                  There's been a lot of turmoil in the market. There may be more turmoil with AIG and others having their problems. We are continuing to see some new business that we hadn't seen in the past on the ocean marine side, and that's very positive for us.

                  We'll look at anything that comes across our desk, but we haven't seen anything that was particularly attractive yet.

Jason Busell:     Okay, and finally on the expenses, could you actually break out what Sarbanes-Oxley costs were year over year?

George Trumbull:  We can, but we won't. I just don't think that's productive.
                  Sarbanes-Oxley cost us a significant amount of money, as it did every other company. Probably for small companies like us it was a bigger burden, but it was a significant amount.

                  On the other hand, there are going to be ongoing Sarbanes-Oxley costs. So I think the costs absorbed last year in 2004 and in the first quarter were substantially higher than they will be on an ongoing basis, but I don't want to break them out because we don't know yet on an ongoing basis what the costs are going to be, Jason. If we gave you a number you might take it out of your model and then be surprised because we have some ongoing costs like everybody else will.

                  Needless to say it was a significant number for us. We reported that G and A expenses were up $2 million quarter over quarter, and as I said in my remarks,


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                  there were three reasons for that. One, we have hired some new underwriting people, and the compensations costs flow through.

                  Second, we had some one-time charges that we don't think will be duplicated in ongoing quarters.

                  And third, we had some significant Sarbanes-Oxley costs in the quarter. We don't think all of those costs will be duplicated in future quarters, but we're still sorting out exactly how much it's going to cost us.

Jason Busell:     Okay.  Great.  Thank you very much.

George Trumbull:  You're welcome, Jason.

Operator:         As a reminder, if you would like to ask a question press star then the number 1 on your telephone keypad.

                  Your next question comes from the line of Ira Zuckerman, of the Stanford Group.

Ira Zuckerman:    Hey George, just a quick question. On the liability book, how are you seeing prior year's development?

George Trumbull:  I'll let Tom Iacopelli answer that, but there are two pieces,
                  Ira. One is marine liability, and the other is our other liability line, which is primarily claims made and which is relatively new. So there's not much development. But let me have Tom talk in more detail on it, Ira.

Ira Zuckerman:    Okay, thank you.


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Thomas Iacopelli: Hi Ira, this is Tom Iacopelli.

Ira Zuckerman:    Yes.

Thomas Iacopelli: We've had some pretty good development in our losses for the liability area. The ocean marine liability line is the largest component of our ocean marine book, and that developed favorably for the quarter.

                  In terms of our new lines in other liability, in our excess workers' comp book we still have not yet paid a loss, nor have we had any reported losses in that book. We have only IBNR reserves for it currently.

                  Our commercial auto book performed very well for the quarter. The prior year development was excellent, and our overall loss ratio was very good as well.

                  In terms of the professional liability writings, we have not seen that much in terms of reported losses. Our paid losses are up a bit. I believe we paid about a million dollars in the quarter, and last year we wrote about $20 million in premium.

                  Our commercial contractor's book also had some very good loss development for the quarter. It seems as if the tail on that book is not as long as we thought. We've been writing this book for a number of years and we're very pleased with the way the older years are developing. Also the cash flow on that line was very good as well for the quarter.

George Trumbull:  I think, Ira, in summary, we had positive development on all of the liability lines.


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Ira Zuckerman:    The one concern everybody has, especially with the new stuff, is that it's tough to get a good pick with limited experience. There is that concern.

George Trumbull:  There is Ira. I think on the new stuff, it's all claims made.
                  You go out a couple years and you have a pretty good view on what the claims are.

                  So we're into most of it now for a year running on two years. As Tom said we've been on the excess workers comp for 18 months now and we have no reported losses on that even though we're carrying a significant IBNR on it and that's a claim made policy.

                  So we're cautiously optimistic about it. The contractors and the ocean marine are old lines, which we've been writing for a long time and we continue to see positive development on those.

Ira Zuckerman:    Thank you George.

George Trumbull:  You're welcome.

Ira Zuckerman:    Terrific job.

Thomas Iacopelli: Thank you.

Operator:         Your next question comes from the line of John Keefe with
                  Ferris Baker Watts.

John Keefe:       Good morning, excellent quarter.

George Trumbull:  Thank you John.


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John Keefe:       Skip, I've got a couple of yields questions. Can you tell us what yields were in the first quarter on the short term portfolio and also on the hedge fund portfolio?

William Shaw:     I can. The yield on the liquidity portfolio was between 50 and
                  75 basis points. The yield on the hedge fund portfolio was over 1.75%.

John Keefe:       But that's not annualized, correct?

William Shaw:     No.

John Keefe:       What about the fixed portfolio, Skip?

William Shaw:     It was really mixed. The CDO portfolio had very, very good yields. The corporate portfolio was much better than any fixed indices, all of which were down 1% to 2%, but it was basically flat.

John Keefe:       Okay, I see. Tom, I've got a balance sheet question for you. I noticed the paid recoverables declined $6 million in the quarter. Is that a seasonal issue or was there one or a number of particular claims paid, anything behind that?

Thomas Iacopelli: Well, I think the fourth quarter was a little bit higher than normal. We had paid out some relatively large losses in the fourth quarter which caused our pay recoverables to rise. We had some pretty good cash collections on it. We do pursue our reinsurers quickly, and they were paying us in the first quarter.

John Keefe:       Okay, good deal.  Thank you.

Thomas Iacopelli: Okay.


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George Trumbull:  Thank you John.

Operator:         At this time there are no further questions.

                  Mr. Trumbull were there any closing remarks?

George Trumbull:  No, I appreciate everyone calling in. And, we appreciate your interest in the company and your support.

                  We welcome shareholders visiting us, if you're in New York, and we look forward to talking to you when we release the second quarter earnings.

Operator:         This concludes today's NYMAGIC, INC. conference call.

George Trumbull:  Thank you very much.  Thanks April.

                                       END